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                                                                   EXHIBIT 24.1

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FARBER, BLICHT & EYERMAN, LLP
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Certified Public Accountants     255 Executive Drive, Suite 215        Telephone: (516)576-7040
                                 Plainview, NY 11803-1715              Facsimile: (516) 576-1232
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                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of
U.S. Golf and Entertainment Inc.
Commack, New York

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated March 14, 1997 (except for Notes 5 and 14, the latest of which is dated July 28, 1997), on the financial statements of U.S. Golf and Entertainment Inc. as of December 31, 1996 and for each of the two years then ended which appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


                                            /s/ Farber, Blicht & Eyerman, LLP
                                            ---------------------------------



Plainview, New York
August 7, 1997